                                                                    Exhibit 99.5

                         NOTICE OF GUARANTEED DELIVERY

                      CHARTER COMMUNICATIONS HOLDINGS, LLC
              CHARTER COMMUNICATIONS HOLDINGS CAPITAL CORPORATION

                                   TENDER OF
                         9.625% SENIOR NOTES DUE 2009,
                       10.000% SENIOR NOTES DUE 2011 AND
                    12.125% SENIOR DISCOUNT NOTES DUE 2012,
           WHICH ARE NOT REGISTERED UNDER THE SECURITIES ACT OF 1933,
                                IN EXCHANGE FOR
                         9.625% SENIOR NOTES DUE 2009,
                       10.000% SENIOR NOTES DUE 2011 AND
                    12.125% SENIOR DISCOUNT NOTES DUE 2012,
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

     This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Issuers' (as defined below) issued and outstanding 9.625% senior notes due 2009 (the "Original Eight Year Senior Notes"), 10.000% senior notes due 2011 (the "Original Ten Year Senior Notes") and 12.125% senior discount notes due 2012 (the "Original Senior Discount Notes" and, collectively with the Original Eight Year Senior Notes and the Original Ten Year Senior Notes, the "Original Notes") are not immediately available, (ii) Original Notes, the Letter of Transmittal and all other required documents cannot be delivered to The Bank of New York (the "Exchange Agent") on or prior to the Expiration Date (as defined below) or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See "The Exchange Offer -- Terms of the Exchange Offer -- Procedures for Tendering" in the Prospectus.

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME ON JUNE   , 2002
UNLESS EXTENDED (THE "EXPIRATION DATE"). ORIGINAL NOTES TENDERED IN THE EXCHANGE
   OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE. AFTER THE EXPIRATION DATE HAS BEEN EXTENDED, ORIGINAL NOTES TENDERED PURSUANT TO THE
    EXCHANGE OFFER AS OF THE PREVIOUSLY SCHEDULED EXPIRATION DATE MAY NOT BE
     WITHDRAWN AFTER THE DATE OF THE PREVIOUSLY SCHEDULED EXPIRATION DATE.

                 The Exchange Agent for the Exchange Offer is:

                              THE BANK OF NEW YORK

           By Overnight Courier or                                By Hand:
          Registered/Certified Mail:                        The Bank of New York
             The Bank of New York                      15 Broad Street -- 16th Floor
             Reorganization Unit                          New York, New York 10007
        15 Broad Street -- 16th Floor                      Attention: Reorg Unit
           New York, New York 10007
            Attention: Mr. Kin Lau

                                 By Facsimile:
                              The Bank of New York
                                 (212) 235-2261

                   Confirm Receipt of Facsimile by Telephone:
                                 (212) 235-2358

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

               THE GUARANTEE ON THE NEXT PAGE MUST BE COMPLETED.

Ladies and Gentlemen:

     The undersigned hereby tenders to Charter Communications Holdings, LLC, a Delaware limited liability company, and Charter Communications Holdings Capital Corporation, a Delaware corporation (together, the "Issuers"), upon the terms
and subject to the conditions set forth in the Prospectus dated May   , 2002 (as
the same may be amended or supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal (which, together with the Prospectus, constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate principal amount (or, in the case of the Original Senior Discount Notes, the aggregate principal amount at maturity) of Original Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer -- Terms of the Exchange Offer -- Procedures for Tendering."

Aggregate Principal Amount (or Aggregate Principal Amount at Maturity) Tendered:*
----------------------------------------------------------------------------------------------------------
Name(s) of Registered Holder(s):
----------------------------------------------------------------------------------------------------------

Certificate No.(s) (if available):
  -------------------                                  Addresses:
                                                       ------------------------------------------

If Original Notes will be tendered
by book-entry transfer, provide
the following information:

                                                       Area Code
DTC Account Number: ----------------------------       and Telephone Number(s): -------------------------
---------------------------
 * Original Notes may be tendered in whole or in part in denominations of $1,000 and integral multiples thereof. All Original Notes held shall be deemed tendered unless a lesser number is specified here.

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

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association (each, an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Original Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Original Notes to the Exchange Agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or manually signed facsimile(s) thereof), or an Agent's Message in the case of a book-entry delivery, and any other required documents within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

     The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the Original Notes tendered hereby to the Exchange Agent within the time period set forth above, and that failure to do so could result in a financial loss to the undersigned.

Name of Firm:
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Address:
--------------------------------------------------------------------------------
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Area Code and
Telephone Number:
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                             (AUTHORIZED SIGNATURE)

Title:
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Name:
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                             (PLEASE TYPE OR PRINT)

Date:
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NOTE: DO NOT SEND ORIGINAL NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL
      SURRENDER OF ORIGINAL NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

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

                 INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

     1. DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail the holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 1 of the Letter of Transmittal.

     2. SIGNATURES ON THIS NOTICE OF GUARANTEED DELIVERY. If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Original Notes, the signature must correspond with the name(s) written on the face of the Original Notes without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of the Original Notes, the signature must correspond with the name shown on the security position listing as the owner of the Original Notes.

     If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Original Notes listed or a participant of the Book-Entry Transfer Facility, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appears on the Original Notes or signed as the name of the participant shown on the Book-Entry Transfer Facility's security position listing.

     3. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions and requests for assistance for additional copies of the Prospectus may be directed to the Exchange Agent at the address specified in the Prospectus. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.

                                        4